UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2020

BIONOVATE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-188152	33-1229553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gewerbestrasse 10, Cham, Switzerland, 6330	06100
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: (646) 224-1160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry Into A Material Definitive Agreement.

On October 7, 2020, Bionovate Technologies Corp. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) facilitated between Evergreen Solutions, Ltd, a private Company (“Evergreen”), and Human Data AG, a private Switzerland Company (“Human Data”).

Pursuant to the Share Exchange Agreement, in exchange for the acquisition of all of the outstanding Company shares which Evergreen owns, to wit, 54,270,000 shares (the “Exchange Shares”), the Company will receive 12,500 shares of Digital Diagnostics AG (“Digital”) owned by Human Data, which equates to 25% of the currently issued shares of Digital.

The Share Exchange Agreement contains customary representations and warranties made by the Company, on the one hand, and Evergreen and Human Data on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Share Exchange Agreement or in information provided pursuant to certain disclosure schedules to the Share Exchange Agreement.

Item 9.01 Financial Statements and Exhibits

The foregoing descriptions of the Share Exchange Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of this agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVATE TECHNOLOGIES CORP.

/s/ Aleksander Vucak
Aleksander Vucak
President

Date: October 26, 2020

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